Exhibit 99.2




                              ASSET ALLOCATION AND


                              SEPARATION AGREEMENT


                                     between


                             Western Resources, Inc.


                                       and


                             Westar Industries, Inc.


                             -----------------------


                          Dated as of November 8, 2000


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                                TABLE OF CONTENTS

                                -----------------

                                                                            PAGE

ARTICLE I DEFINITIONS..........................................................2

  SECTION 1.01.  DEFINITIONS...................................................2

ARTICLE II CONTRIBUTIONS AND ASSUMPTION OF LIABILITIES........................12

  SECTION 2.01.  TRANSFERS OF CERTAIN ASSETS TO WESTAR GROUP..................12
  SECTION 2.02.  INTERCOMPANY TRANSFERS AND SETTLEMENT OF INTERCOMPANY DEBT...12
  SECTION 2.03.  AGREEMENT RELATING TO CONSENTS NECESSARY TO TRANSFER ASSETS..13
  SECTION 2.04.  CERTAIN OFFICER LOANS........................................14
  SECTION 2.05.  SHARED SERVICES..............................................14
  SECTION 2.06.  SUBLEASE.....................................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES....................................15

  SECTION 3.01.  REPRESENTATIONS AND WARRANTIES OF WESTAR.....................15
  SECTION 3.02.  REPRESENTATIONS AND WARRANTIES OF WESTERN....................15

ARTICLE IV THE SPLIT-OFF......................................................16

  SECTION 4.01.  COOPERATION PRIOR TO THE SPLIT-OFF...........................16
  SECTION 4.02.  WESTERN BOARD ACTION; CONDITIONS PRECEDENT TO THE SPLIT-OFF..17
  SECTION 4.03.  THE SPLIT-OFF................................................18
  SECTION 4.04.  FRACTIONAL SHARES............................................18

ARTICLE V INDEMNIFICATION AND OTHER MATTERS...................................18

  SECTION 5.01.  WESTAR INDEMNIFICATION OF WESTERN GROUP......................18
  SECTION 5.02.  WESTERN INDEMNIFICATION OF WESTAR GROUP......................20
  SECTION 5.03.  INSURANCE AND THIRD PARTY OBLIGATIONS; LIMITATION ON
                   LIABILITY..................................................20
  SECTION 5.04.  NOTICE AND PAYMENT OF CLAIMS.................................21
  SECTION 5.05.  NOTICE AND DEFENSE OF THIRD-PARTY CLAIMS.....................21
  SECTION 5.06.  EXCLUSIVITY OF REMEDIES......................................24

ARTICLE VI EMPLOYEE MATTERS AND TRANSITION SERVICES...........................24

  SECTION 6.01.  EMPLOYEE MATTERS GENERALLY...................................24
  SECTION 6.02.  SHARED SERVICES MATTERS GENERALLY............................24

ARTICLE VII ACCESS TO INFORMATION.............................................24

  SECTION 7.01.  PROVISION OF CORPORATE RECORDS...............................24
  SECTION 7.02.  ACCESS TO INFORMATION........................................24
  SECTION 7.03.  LITIGATION COOPERATION.......................................25
  SECTION 7.04.  REIMBURSEMENT................................................25
  SECTION 7.05.  RETENTION OF RECORDS.........................................26
  SECTION 7.06.  CONFIDENTIALITY..............................................26
  SECTION 7.07.  PRESERVATION OF PRIVILEGE....................................27
  SECTION 7.08.  INAPPLICABILITY OF ARTICLE VII TO TAX MATTERS................27

ARTICLE VIII CERTAIN OTHER AGREEMENTS.........................................27

  SECTION 8.01.  USE OF PROCEEDS AND INTERCOMPANY MATTERS.....................27
  SECTION 8.02.  TRADEMARKS; TRADE NAMES......................................28
  SECTION 8.03.  FURTHER ASSURANCES AND CONSENTS..............................28
  SECTION 8.04.  THIRD PARTY BENEFICIARIES....................................28
  SECTION 8.05.  INTELLECTUAL PROPERTY RIGHTS AND LICENSES....................29
  SECTION 8.06.  INSURANCE CLAIMS.............................................29

ARTICLE IX MISCELLANEOUS......................................................29

  SECTION 9.01.  NOTICES......................................................29
  SECTION 9.02.  AMENDMENTS; NO WAIVERS.......................................30
  SECTION 9.03.  EXPENSES.....................................................31
  SECTION 9.04.  SUCCESSORS AND ASSIGNS.......................................31
  SECTION 9.05.  GOVERNING LAW................................................31
  SECTION 9.06.  COUNTERPARTS; EFFECTIVENESS..................................32
  SECTION 9.07.  ENTIRE AGREEMENT.............................................32
  SECTION 9.08.  TAX DISAFFILIATION AGREEMENT; SET-OFF; PAYMENT OF AFTER-TAX
                   TAXES......................................................32
  SECTION 9.09.  JURISDICTION.................................................33
  SECTION 9.10.  PRE-LITIGATION DISPUTE RESOLUTION............................33
  SECTION 9.11.  SEVERABILITY.................................................33
  SECTION 9.12.  SURVIVAL.....................................................33
  SECTION 9.13.  CAPTIONS.....................................................33
  SECTION 9.14.  SPECIFIC PERFORMANCE.........................................33

Schedules and Exhibits

Schedule 1.01(a)  Group Insurance Policies
Schedule 1.01(b)  Westar Trademark Rights
Schedule 1.01(c)  Westar Litigation
Schedule 1.01(d)  Western Balance Sheet
Schedule 1.01(e)  Westar Balance Sheet
Schedule 1.01(g)  Western Subsidiaries
Schedule 1.01(h)  Westar Subsidiaries
Schedule 2.01     Transferred Assets
Schedule 3.02(c)  Required Western Consents
Schedule 3.02(d)  Required Western Government Authorizations
Schedule 4.02     Schedule of Split Dollar Life Insurance
Schedule 8.01(b)  Intercompany Agreements Not to Survive Closing
Schedule 8.05     Software Licenses

Exhibit A         Shared Services Agreement between Western and Westar
Exhibit B         Option Agreement between Westar and Western
Exhibit C         Sublease Term Sheet
Exhibit D         Tax Disaffiliation Agreement between Western and Westar
Exhibit E         Trademark Assignment Agreement

                    ASSET ALLOCATION AND SEPARATION AGREEMENT


     ASSET  ALLOCATION  AND SEPARATION  AGREEMENT,  dated as of November 8, 2000
(this "Agreement"), between WESTERN RESOURCES, INC., a Kansas corporation ("Western"), and WESTAR INDUSTRIES, INC., a Kansas corporation ("Westar").


                              W I T N E S S E T H:


     WHEREAS, Westar is presently a wholly owned subsidiary of Western;

     WHEREAS, the Board of Directors of Western has approved (i) the issuance of non-transferable rights (the "Rights") to purchase up to 9.9% of the outstanding shares of Westar Common Stock (as defined herein) issuable pursuant to the Rights (the "Rights Offering Shares") and (ii) the terms and conditions of the distribution and exercise of Rights as provided by the registration statement filed by Westar under the Securities Act in connection therewith (the "Rights Offering");

     WHEREAS, the Board of Directors of Western has determined that it is in the best interests of Western, its shareholders and Westar that all outstanding shares of Westar Common Stock then held by Western be distributed to Western's shareholders in exchange for a portion of the shares of Western common stock held by such shareholders (provided that all conditions precedent to the Split-Off (as defined herein) have been satisfied) and that, pursuant to an agreement and plan of restructuring and merger, dated as of November 8, 2000 (the "Merger Agreement"), among Western, Public Service Company of New Mexico, a New Mexico corporation ("PNM"), HVOLT Enterprises, Inc., a corporation organized under the laws of Delaware ("Parent"), HVK, Inc.,. a Kansas corporation and a wholly owned subsidiary of Parent ("Merger Sub-1") and HVNM, Inc., a New Mexico corporation ("Merger Sub-2"), Merger Sub-1 be merged with and into Western, as a result of which Western will become a wholly owned subsidiary of Parent (the "Merger");

     WHEREAS, for United States federal income Tax (as defined below) purposes, it is intended that (i) the Split-Off will be treated as a taxable exchange of the Split-Off Portion (as defined below) of the Western Common Stock for Westar Common Stock, and (ii) the Mergers taken together will be treated as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Western and Westar are concurrently herewith entering into, or propose to enter into prior to or on the Separation Date (as defined below), the Ancillary Agreements (as defined below); and

     WHEREAS, the parties hereto desire to set forth herein the principal corporate transactions to be effected in connection with the Rights Offering and the Split-Off and certain other matters relating to the relationship and the respective rights and obligations of the parties following the completion of the Rights Offering and, subsequently, following the Split-Off.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar Person or body.

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act as of the date hereof, provided, however, that except when referred to as an "Existing Affiliate," for purposes of this Agreement, no member of one Group shall be treated as an Affiliate of any member of the other Group.

     "Agreement" has the meaning set forth in the recitals.

     "Ancillary Agreements" means each of the Registration Rights Agreement, the Tax Disaffiliation Agreement, the Shared Services Agreement, the Westar Option, the Trademark Assignment Agreement and the Sublease Agreement.

     "Average Trading Price" means the average of the daily volume-weighted trading price per share of Western Common Stock or Westar Common Stock, as applicable, on the New York Stock Exchange, as applicable, as reported by Bloomberg Financial Markets, or if not reported thereby, another reasonably agreed authoritative source.

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized or required by law to close in New York, New York.

     "Commission" means the Securities and Exchange Commission.

     "Company Disclosure Letter" shall have the meaning specified in the Merger Agreement.

     "Confidential Information" has the meaning set forth in Section 7.06.

     "Confidentiality Agreements" means the Confidentiality Agreement, dated as of July 25, 2000, between PNM and Western and the Confidentiality Letter between Western and PNM dated October 20, 2000.

     "Contracts" means any agreement,  lease, license,  contract,  treaty, note,
mortgage,  indenture,  franchise,  permit,  concession,   arrangement  or  other
obligation.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Convertible Preference Stock" means convertible preference stock of Western, with the terms specified in Exhibit B to the Merger Agreement.

     "CPI Western Power Holdings" means CPI Western Power Holdings, Inc., a Bermuda limited liability company.

     "Cut Off Date" means 15 Business Days prior to the Closing Date (as defined in the Merger Agreement).

     "Damages" means, with respect to any Person, any and all damages (including punitive and consequential damages), losses, Liabilities and expenses incurred or suffered by such Person (including, but not limited to, all expenses of investigation, all attorneys' and expert witnesses' fees and all other out-of-pocket expenses incurred in connection with any Action or threatened Action).

     "Employment Agreements" means the employment agreements listed in Item 10 of Section 7.9 of the Company Disclosure Letter for the Merger Agreement.

     "Environmental Law" means any federal, state or local laws (including, without limitation, common law), regulations, codes, rules, ordinances, permits, authorizations, decrees, orders, injunctions or judgments and any binding administrative or judicial interpretations thereof relating to: (a) pollution;
(b) the protection of the environment (including air, water, soil, subsurface strata and natural resources) or human health and safety from exposure to Hazardous Substances and (c) the regulation of the generation, use, storage, handling, transportation, treatment, release, remediation or disposal of Hazardous Substances.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Affiliate" means any Affiliate of Western as of the date hereof and not giving effect to this Agreement, the Restructuring or the Merger.

     "Finally Determined" means, with respect to any Action, threatened Action or other matter, that the outcome or resolution of that Action, threatened Action or other matter either (i) has been decided through binding arbitration or by a Governmental Entity of competent jurisdiction by judgment, order, award, or other ruling or (ii) has been settled or voluntarily dismissed by the parties pursuant to the dispute resolution procedure set forth in Section 9.10 or otherwise and, in the case of each of clauses (i) and (ii), the claimants' rights to maintain that Action, threatened Action or other matter have been finally adjudicated, waived, discharged or extinguished, and that judgment, order, ruling, award, settlement or dismissal (whether mandatory or voluntary, but if voluntary that dismissal must be final, binding and with prejudice as to all claims specifically pleaded in that Action) is subject to no further appeal, vacatur proceeding or discretionary review.

     "Former Affiliate" means any Person (as defined below) that was, at any time prior to the date hereof and without giving effect to this Agreement, but has ceased to be, an Affiliate of Western.

     "Governmental Entity" means any U.S. or non-U.S. governmental or regulatory
authority,   agency,   commission,   tribunal,   body  or  other   governmental,
quasi-governmental or self-regulatory entity.

     "Group" means, as the context requires, the Westar Group (as defined below) or the Western Group (as defined below).

     "Group Policies" means all Policies, current or past, which prior to the Split-Off Time are or at any time were maintained by or on behalf of or for the benefit or protection of Western, any Existing Affiliate or any Former Affiliate (or any of their predecessors) and/or one or more of the current or past directors, officers, employees or agents of any of the foregoing including, without limitation, the Policies identified on Schedule 1.01(a).

     "Gross-Up Payment" shall have the meaning set forth in the Employment Agreements.

     "Hazardous Substances" means (a) any substances, mixtures, chemicals, products, materials or wastes that, pursuant to Environmental Law, are defined by or regulated as or having the characteristics of "hazardous,' "toxic," "pollutant," "contaminant," "flammable," "corrosive," "reactive," "explosive" or "radioactive"; or (b) any petroleum, petroleum products or by-products, friable asbestos or any material or equipment containing regulated concentrations of polychlorinated biphenyls.

     "Indemnified Party" has the meaning set forth in Section 5.04.

     "Indemnifying Party" has the meaning set forth in Section 5.04.

     "Information Statement" means the information statement to be sent, if necessary, to each Western Shareholder of record as of the Split-Off Record Date in connection with the Split-Off.

     "Intellectual Property Rights" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, and all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law and (xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

     "Intercompany Receivable" means the receivable evidencing the debt owed from Western to Westar, as such amount shall be adjusted from time to time pursuant to Section 3.02(a)(ii) of the Merger Agreement.

     "Law" means any applicable federal, state, local or foreign law, statute, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

     "Liability" or "Liabilities" means any and all claims, debts, liabilities, assessments, costs (including, with respect to matters under Environmental Laws, removal costs, remediation costs, closure costs and expenses of investigation and ongoing monitoring), deficiencies, charges, demands, fines, penalties, damages, losses, disgorgements and obligations, of any kind, character or description (whether absolute, contingent, matured, not matured, liquidated, unliquidated, accrued, known, unknown, direct, indirect, derivative or otherwise) whenever arising, including, but not limited to, all costs, interest and expenses relating thereto (including, but not limited to, all expenses of investigation, all attorneys' and expert witnesses' fees and all other out-of-pocket expenses in connection with any Action or threatened Action) (except items relating to Taxes).

     "Merger" has the meaning set forth in the recitals.

     "Mergers" has the meaning set forth in the Merger Agreement.

     "Merger Agreement" has the meaning set forth in the recitals.

     "Merger Effective Time" shall have the meaning assigned to the term "Effective Time" in the Merger Agreement.

     "Merger Exchange Ratio" shall have the meaning assigned to the term "Exchange Ratio" in the Merger Agreement.

     "Merger Per Share Amount" shall have the meaning assigned to the term "Per Share Amount" in the Merger Agreement.

     "Merger Sub-1" has the meaning set forth in the recitals.

     "NYSE" means the New York Stock Exchange, Inc.

     "Parent" has the meaning set forth in the recitals.

     "Person" means any individual, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, including any successor or predecessor thereto.

     "PNM" has the meaning set forth in the recitals.

     "Policy" or "Policies" means insurance policies and insurance contracts of any kind, including, without limitation, primary, excess and umbrella policies, directors and officers', errors and omissions, commercial general liability policies, life and benefits policies and contracts, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

     "Properties" means the real property located at 800 South Kansas Avenue and 818 South Kansas Avenue in Topeka, Kansas.

     "Proxy Statement" means the proxy statement of Western to be filed with the Commission pursuant to the Exchange Act in connection with the Merger, and, if necessary, the Split-Off.

     "Purchase Date" means a date specified as the effective date for a purchase of securities pursuant to Section 3.2(a)(i) or Section 3.2(a)(ii) of the Merger Agreement.

     "Purchase Notice" shall have the meaning specified in Section 2.02.

     "Purchase Price" means (x) in the case of Western Common Stock, the Average Trading Price of Western Common Stock for the 20 trading days ending on the close of business on the trading day immediately preceding the applicable purchase date, (y) in the case of Convertible Preference Stock, $100 per share, and (z) in the case of Westar Common Stock, the Average Trading Price of the Westar Common Stock for the 20 trading days ending on the close of business on the Trading day immediately preceding the applicable conversion Purchase Date, but in no event less than the per share exercise price of the Rights.

     "Registration Rights Agreement" means the Registration Rights Agreement between Parent and Westar in the form attached hereto as Exhibit F.

     "Representatives" has the meaning set forth in Section 7.06.

     "Request" has the meaning set forth in Section 7.03(b).

     "Restructuring" means the Transfers pursuant to Section 2.01 hereof, the settlement of intercompany accounts in accordance with Section 8.01 hereof, the Rights Offering, the Split-Off and the other transactions contemplated by this Agreement and the Ancillary Agreements.

     "Rights" has the meaning set forth in the recitals.

     "Rights Offering" has the meaning set forth in the recitals.

     "Rights Offering S-1" means the registration statement filed with the Commission on Form S-1 to register the shares of Westar Common Stock being offered in the Rights Offering.

     "Rights Offering Shares" has the meaning set forth in the recitals.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Separation" means the delivery of Rights Offering Shares to Western Shareholders upon consummation of the Rights Offering.

     "Separation Date" means the Business Day on which the Separation Time occurs.

     "Separation Time" means the earlier of (i) the time of delivery of the Rights Offering Shares to the Western Shareholders upon consummation of the Rights Offering and (ii) the Split-Off Time.

     "Shared Services Agreement" means the Shared Services Agreement to be entered into between Western and Westar on the Separation Date to be effective as of the Separation Date, in substantially the form attached as Exhibit B hereto.

     "Split-Off" means the split-off by Western, pursuant to the terms and subject to the conditions hereof, of all of the outstanding shares of Westar Common Stock held by Western immediately prior to the Split-Off Time to the Western Shareholders of record as of the Split-Off Record Date.

     "Split-Off Agent" means the Exchange Agent (as defined in the Merger Agreement).

     "Split-Off Date" means the Business Day on which the Split-Off is effected.

     "Split-Off Documents" means this Agreement and the Ancillary Agreements and any other agreements or documents entered into to effect the transactions contemplated hereby or by the Ancillary Agreements (but excluding the Confidentiality Agreements and the Merger Agreement).

     "Split-Off  Portion"  shall  have  the  meaning  specified  in  the  Merger
Agreement.

     "Split-Off Record Date" means the Split-off Time.

     "Split-Off S-4" means the registration statement to be filed under the Securities Act, if necessary, to register the shares of Westar Common Stock to be distributed in the Split-Off.

     "Split-Off Time" means the Merger Effective Time (as defined below).

     "Sublease Agreements" means the Sublease Agreements to be entered into on the Split-Off Date between Westar as Sublessor and Western as Sublessee to be effective as of the Split-Off Time (or an Affiliate of Western, in which case the obligations of such Affiliate shall be guaranteed by Western) in respect of the Properties reflecting the terms set forth on Exhibit C.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries or by such Person and any one or more of its respective Subsidiaries.

     "Tax" or "Taxes" means Tax or Taxes as such terms are defined in the Tax Disaffiliation Agreement.

     "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement hereto to be entered into among Western and Westar on the Separation Date to be effective as of the Split-Off Time in substantially the form attached as Exhibit D.

     "Third-Party Claim" has the meaning set forth in Section 5.05(a).

     "Trademark Assignment Agreement" means the Trademark Assignment Agreement to be entered into between Western and Westar on the Separation Date to be effective at the Split-Off Time with respect to the Westar Name Rights, reflecting the terms set forth on Exhibit E hereto.

     "Transfer" has the meaning set forth in Section 2.01.

     "Westar" has the meaning set forth in the recitals.

     "Westar Assets" means all assets as reflected in the unaudited consolidated balance sheet as of September 30, 2000 of the Westar Group attached hereto as
Schedule 1.01(e), together with all other assets, leases, properties and businesses, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned by any member of the Westar Group or otherwise used primarily in connection with the Westar Business. Without limitation and for the avoidance of doubt, the following items are, and shall be, "Westar Assets" (and are not, and shall not be, Western Assets):

     (a) All rights of the Westar Group under the Split-Off Documents;

     (b) The assets to be transferred from Western to Westar pursuant to Section 2.01, including those assets described on Schedule 2.01

     (c) all Westar Intellectual Property Rights; and

     (d) all goodwill associated with the Westar Group or the Westar Assets prior to the Separation Time (excluding goodwill associated with the Western Business or the Western Assets).

     "Westar Business" means the businesses and operations of the Westar Group, both as conducted on the date hereof, and as formerly conducted by any Westar
Subsidiary, irrespective of whether or not a Westar Subsidiary remains a Subsidiary of Westar, but taking into account the Restructuring, and shall also include all businesses and operations conducted on or after January 1, 1995 by any Person at any time a Subsidiary of Western (other than a member of the Western Group) except businesses and operations related to (i) the processing, transmission, distribution or marketing of gas or (ii) the regulated generation, transmission, distribution or marketing of electricity in the United States, or any services related to (i) or (ii).

     "Westar Common Stock" means the common stock, par value $.01 per share, of Westar and the related preferred share purchase rights.

     "Westar Group" means Westar and its direct and indirect Subsidiaries (including all successors to each of those Persons).

     "Westar Group Liabilities" means, except as otherwise specifically provided in the Merger Agreement or any Split-Off Document, all Liabilities, whether arising before, at or after the Separation Time, of or relating to any member of the Westar Group or the Western Group to the extent arising from the conduct of, in connection with or relating to, the Westar Business (including arising in connection with or relating to the Wing Entities) or the ownership or use of the Westar Assets (including ownership or investments in any Person). Notwithstanding the foregoing, "Westar Group Liabilities" shall exclude any and all: (1) Liabilities for Taxes (which Liabilities shall be governed by the Tax Disaffiliation Agreement), and (2) other Liabilities to the extent specifically retained or assumed by the Western Group.

     "Westar Indemnitee" has the meaning set forth in Section 5.02(a).

     "Westar Intellectual Property Rights" means all Intellectual Property Rights (i) owned (x) by a member of the Westar Group or (y) by a member of the Western Group and licensed to or used exclusively by a member of the Westar Group or (ii) owned by a third party and licensed or sublicensed to a member of the Westar Group or to the Western Group for the use and benefit of any member of the Westar Group, in each case excluding the Western Intellectual Property Rights but including without limitation:

          (a) all right, title and interest in and use of the "Westar" name and any derivative thereof including, without limitation, all trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith (collectively, the "Westar Name Rights"); and

          (b) the Intellectual Property Rights listed on Schedule 1.01(b) hereto.

     "Westar  Litigation"  means (i) the joint  litigation that is identified on
Schedule 1.01 (c); and (ii) any filed, claimed or threatened litigation arising from the conduct of, in connection with or relating to the conduct of the Westar Business or the Westar Assets (except any litigation related to Taxes, which matters shall be governed solely by the Tax Disaffiliation Agreement).

     "Westar Litigation Liabilities" means all Liabilities relating to or resulting from any filed, claimed or threatened litigation or other proceedings relating to, or arising out of, any event, fact or circumstance (whether alleged or otherwise) which are or become the subject of the matters identified in
Schedule 1.01(c).

     "Westar Name Rights" has the meaning specified in the definition of Westar Intellectual Property above.

     "Westar Option" means the Stock Purchase Option Agreement to be entered into by Western and Westar on the Separation Date to be effective as of the Separation Time, in substantially the form attached hereto as Exhibit B.

     "Westar Subsidiaries" means (i) each of the direct and indirect Subsidiaries of Westar listed on Schedule 1.01(h) as supplemented to add Persons that become Subsidiaries of Westar between the date hereof and the Split-Off Time.

     "Western" has the meaning set forth in the recitals.

     "Western Assets" means all assets as reflected in the unaudited consolidated balance sheet as of September 30, 2000 of the Western Group attached hereto as Schedule 1.01(d), together with all other assets, leases, properties and businesses, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned by any member of the Western Group (other than those assets owned, held or used primarily in connection with the Westar Business), or otherwise used primarily in connection with the Western Business. Without limitation and for the avoidance of doubt, the following items are, and shall be, "Western Assets" (and are not, and shall not be, Westar Assets):

     (a) all rights of the Western Group (but excluding any and all rights of the Westar Group) under the Merger Agreement, the Confidentiality Agreements and the Split-Off Documents;

     (b) all Western Intellectual Property Rights; and

     (c) all  goodwill  associated  with the  Western  Business  or the  Western
Assets.

     "Western Benefits Liabilities" means, except to the extent any member of the Westar Group is obligated to indemnify any member of the Western Group pursuant to Section 5.01(c), all Liabilities of any member of the Western Group to any Person under any compensation or employee benefit plan.

     "Western Business" means the businesses and operations of Western and the Western Subsidiaries as conducted as of the date hereof and as formerly conducted by any member of the Western Group (other than a member of the Westar Group), and shall also include all businesses and operations of any current or former Subsidiary of Western related to (i) the, processing, transmission, distribution or marketing of gas or (ii) the regulated generation, transmission, distribution or marketing of electricity in the United States, or any services related to (i) or (ii).

     "Western Common Stock" means the common stock, par value $5.00 per share, of Western.

     "Western Group" means Western, the Western Subsidiaries and all successors to each of those Persons.

     "Western Group Liabilities" means, except as otherwise specifically provided in the Merger Agreement or any Split-Off Document, all of the following Liabilities, whether arising before, at or after the Split-Off Time: (i) all Liabilities of or relating to any member of the Western Group or the Westar Group to the extent arising from the conduct of, in connection with or relating to, the Western Business, or the ownership or use of the Western Assets in connection therewith (including ownership or investments in any Person), and
(ii) the Western Benefits Liabilities. Notwithstanding the foregoing, "Western Group Liabilities" shall exclude any and all: (1) Liabilities for Taxes (which Liabilities shall be governed by the Tax Disaffiliation Agreement), (2) Westar Litigation Liabilities, (3) Liabilities to the extent arising in connection with or relating to the Wing Entities, and (4) other Liabilities to the extent specifically retained or assumed by the Westar Group under any of the Split-Off Documents.

     "Western Indemnitee" has the meaning set forth in Section 5.01(a).

     "Western Intellectual Property Rights" means all Intellectual Property Rights (i) owned by a member of the Western Group or (ii) owned by a third party and licensed or sublicensed to a member of the Western Group and held for use or used primarily in the conduct of the Western Business, but excluding the Westar Name Rights.

     "Western  Officer  Loan  Liabilities"  has the meaning set forth in Section
2.04.

     "Western Resources (Bermuda)" means Western Resources (Bermuda) Ltd., a Bermuda Company.

     "Western Shareholders" means the holders of the Western Common Stock.

     "Western Subsidiaries" means the direct and indirect Subsidiaries of Western listed on Schedule 1.01 (g), as supplemented to add Persons that become Subsidiaries of Western between the date hereof and the Split-Off Time, but excluding Westar Subsidiaries.

     "Wing Colombia" means Wing Colombia, L.L.C., a Delaware limited liability company.

     "Wing Entities" means Wing Columbia, Wing Group, Wing International, Wing Turkey, CPI Western Power Holdings Ltd., and Western Resources (Bermuda), collectively.

     "Wing Group" means The Wing Group Limited Co., a Delaware corporation.

     "Wing International" means Wing International Ltd., a Texas limited liability company.

     "Wing Turkey" means Wing Turkey, Inc., a Delaware corporation and a wholly owned subsidiary of Western.

                                   ARTICLE II
                   CONTRIBUTIONS AND ASSUMPTION OF LIABILITIES

     Section 2.01. Transfers of Certain Assets to Westar Group. Upon the terms and subject to the conditions set forth herein, effective as of the Separation Time, Western shall, or, if requested, shall cause the relevant member of the Western Group to, assign, contribute, convey, transfer and deliver ("Transfer") to Westar or to one or more of Westar's wholly-owned Subsidiaries all of the right, title and interest of Western, or such member of the Western Group, in and to all Westar Assets that are owned by a member of the Western Group, as the Westar Assets shall exist on the Separation Date or on such later date as a particular Transfer may occur, including without limitation, the assets described on Schedule 2.01.

     Section 2.02. Intercompany Transfers and Settlement of Intercompany Debt At any time between the date hereof and the Cut Off Date, Westar may (a) pay cash to Western as provided in Section 3.2(a)(i) of the Merger Agreement for the purposes and subject to the limits provided therein and (b) convert any outstanding amount of the Intercompany Receivable as provided in Section 3.2(a)(ii) of the Merger Agreement. provided any remaining balance of the Intercompany Receivable that has not been converted on or before the Merger Effective Time shall be so converted at the Effective Time, and Westar shall provide written notice to Western of its choice of conversion options on or prior to the Cut Off Date. In addition, Western may pay cash to Westar as provided in Section 3.2(a)(ii) of the Merger Agreement for the purposes and subject to the limits provided therein.

     In order to either (A) convert the Intercompany Receivable (in whole or in part pursuant to Section 3.2(a)(i) of the Merger Agreement), or (B) purchase securities pursuant to Section 3.2(a)(ii) of the Merger Agreement, Westar shall deliver to Western with a copy to PNM by facsimile a notice ("Purchase Notice") at least five Business Days prior to the applicable Purchase Date specified in the Purchase Notice, specifying (i) the amount of the Intercompany Receivable to be converted or cash to be advanced; (ii) the class of securities to be purchased; (iii) the applicable Purchase Price and (iv) the applicable Purchase Date. Western and PNM shall have the opportunity to review and comment on such Purchase Notice. Such Purchase Notice shall also be immediately forwarded to Western by overnight courier or hand delivery. Except as set forth below, the Purchase Notice and election once given shall be irrevocable.

     If Western agrees with the calculation of the Purchase Price in the Purchase Notice, Western shall issue and deliver to Westar, or its designee, within three Business Days after the applicable Purchase Date, a certificate or certificates for the number and class of shares of Stock to which Westar shall be entitled as aforesaid. If Western in good faith disputes the calculation of the Purchase Price or the number of shares issuable pursuant to such Purchase Notice, Western shall give written notice of any such objection to Westar within two Business Days of receipt of the Purchase Notice, and the parties shall attempt in good faith to resolve such dispute prior to the specified Purchase Date. If such dispute is not resolved prior to the Purchase Date, the parties shall refer the matter to a nationally recognized accounting firm selected by Westar and reasonably acceptable to Western, the decision of which shall be final and binding on Western and Westar.

     Westar acknowledges and agrees that regulatory approval for the issuance of Convertible Preference Stock may be required prior to the initial issuance of Convertible Preference Stock, and Western agrees to use commercially reasonable efforts to obtain such regulatory approval. If after delivery by Westar of a Purchase Notice notifying Western of Westar's election to purchase Convertible Preference Stock conversion of all or part of the Intercompany Receivable, a regulatory authority of competent jurisdiction prohibits Western from issuing Convertible Preference Stock, or any such regulatory authority conditions its approval on a change in the terms of such security, Westar may revoke its Purchase Notice with respect to such Convertible Preference Stock.

     No fractional shares of Stock or scrip representing fractional shares of any Stock shall be issuable hereunder. The number of shares of Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

     Section 2.03. Agreement Relating to Consents Necessary to Transfer Assets. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the necessary consent of a third party, would constitute a breach or other contravention thereof or in any way materially and adversely affect the rights of Westar, or any member of the Westar Group, or Western, or any member of the Western Group, thereunder. Westar and Western shall cooperate with each other, keep each other informed and will, subject to
Section 8.03, use all commercially reasonable efforts necessary to obtain the consent of any third party or any Governmental Entity, if any, required in connection with the transfer or assignment pursuant to Section 2.01 of any such asset or any claim or right or any benefit arising thereunder. Until such required consent is obtained, or if such consent cannot be obtained or an attempted assignment or assumption thereof would be ineffective or would adversely affect the rights of the transferor thereunder so that the intended transferee would not in fact receive substantially all such rights, Westar and Western will cooperate in a mutually agreeable arrangement under which the intended transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement including (but not limited to) sub-contracting, sub-licensing or sub-leasing to such transferee, or under which the transferor would enforce for the benefit of the transferee and (except as otherwise provided herein or in any Ancillary Agreement) at the transferor's expense any and all rights of the transferor against, with the transferee assuming the transferor's obligations to, each third party thereto. In the case of any Transfer involving a third party consent, the transferor shall not agree to any terms of transfer (without the prior written consent of the transferee) which have the effect of materially altering the rights or benefits arising under any of the particular Westar Assets, Western Assets, Westar Group Liabilities or Western Group Liabilities, as the case may be, subject to the Transfer.

     Section 2.04. Certain Officer Loans. Westar shall use commercially reasonable efforts to obtain the release of Western (and each member of the Western Group that may be obligated) from all liability (whether by way of guaranty, indemnity or otherwise) (collectively, the "Western Officer Loan Liabilities") in respect of loans to officers or directors in connection with their purchase of Westar Common Stock, if any, prior to the Split-Off Date.

     Section 2.05. Shared Services. As between Western Group, on the one hand, and the Westar Group, on the other hand, notwithstanding any other provision of this Agreement to the contrary, the parties have agreed that (i) provision of services pursuant to the P1 Agreement (as defined on the Shared Services Agreement) shall be part of the Westar Business for purposes of this Agreement and not part of the Western Business and, (ii) with respect to the provision by Western of services pursuant to the Share Services Agreement, the respective rights, liabilities and obligations of the parties thereto shall be governed by the Shared Services Agreement and not by this Agreement.

     Section 2.06. Subleases. Western and the other members of the Western Group may not assign or sublease their rights under the Sublease Agreements without the consent of Westar. Western shall give Westar notice of its intent to assign or sublease under one or both Sublease Agreements, which notice shall disclose the identity of the proposed assignee or sublesse. Westar shall have 30 days following receipt of such notice to either terminate the Sublease Agreement in question (without necessity for any further action by any member of the Westar Group) or consent to the sublease or assignment. If Westar does not deliver notice of termination during such 30 day period, Western may assign or sublease the Sublease Agreement in question to the Person indicated in the original notice. Such right to assign or sublease shall terminate if not exercised within 180 days.

                                  ARTICLE III
                         Representations and warrantieS

     Section 3.01. Representations and Warranties of Westar. Westar represents and warrants to Western as follows:

     (a) Westar is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted.

     (b) Westar has all requisite power and authority to execute this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Westar. This Agreement has been duly executed and delivered by Westar and constitutes a legal, valid and binding obligation of Westar enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (c) The execution, delivery and performance by Westar of this Agreement will not contravene, violate, result in a reach of or constitute a default under
(i) any provision of applicable law or of the articles of incorporation or by-laws of Westar, (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Westar or any of its properties or assets, or
(iii) any material contract to which Westar is a party or by which Westar or any of its properties is bound.

     (d) No consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the making or performance by Westar of this Agreement, subject to compliance with applicable securities laws.

     Section 3.02. Representations and Warranties of Western. Western represents and warrants to Westar as follows:

     (a) Western is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted.

     (b) Western has all requisite power and authority to execute this Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby and hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Western. This Agreement has been duly executed and delivered by Western and constitutes a legal, valid and binding obligation of Western enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

     (c) Except as set forth on Schedule 3.02(c), the execution, delivery and performance by Western of this Agreement will not contravene, violate, result in a breach of or constitute a default under (i) any provision of applicable law or of the articles of incorporation or by-laws of Western, (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Western or any of its properties or assets, or (iii) any material contract to which Western is a party or by which Western or any of its properties is bound.

     (d) Except as set forth on Schedule 3.02(d), no consent, approval, order, authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the making or performance by Western of this Agreement, subject to compliance with applicable securities laws.

                                   ARTICLE IV
                                  THE SPLIT-OFF

     Section 4.01. Cooperation Prior to the Split-Off.

     (a) Western and Westar shall cooperate in the preparation, filing and mailing, as applicable, of the Split-Off S-4, the Information Statement and any proxy statement that is required to be prepared in connection with the Split-Off.

     (b) Western and Westar shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by the Ancillary Agreements.

     (c) Western and Westar shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States and shall use all commercially reasonable efforts necessary to comply with all applicable foreign securities laws in connection with the Split-Off or by the Ancillary Agreements.

     (d) Westar shall prepare, file and pursue an application to permit the listing of the Westar Common Stock to be distributed in the Split-Off on the NYSE.

     (e) Westar and Western shall execute and deliver each of the Ancillary Agreements on or prior to the Separation Date or the Split-Off Date, as applicable.

     Section 4.02. Western Board Action; Conditions Precedent to the Split-Off. Western's Board of Directors shall establish (or delegate authority to establish) appropriate procedures in connection with the Split-Off. In no event shall the Split-Off occur unless the following conditions shall have been satisfied or waived by both parties:

     (a) the Westar Common Stock shall have been registered under the Exchange Act, and any registration statement required under the Securities Act for the Split-Off shall be effective and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order;

     (b) the Westar Common Stock to be delivered in the Split-Off shall have been approved for listing on the NYSE, subject to official notice of issuance;

     (c)  each of the  Western  Board  of  Directors  and the  Westar  Board  of
Directors (i) shall have received an opinion, addressed and reasonably satisfactory to each of them from an independent solvency firm selected by those boards of directors, and (ii) shall otherwise be reasonably satisfied, (A) that after giving effect to the Split-Off (x) neither Western nor Westar will be insolvent or will have unreasonably small capital or assets with which to engage in their respective businesses, and (y) each of Western and Westar will be able to pay its respective debts as they become due in the usual course of business and (B) that the Split-Off, when effected in accordance with the terms of this Agreement and the Ancillary Agreements, shall have been effected in accordance with the provisions of Kansas law relating to distributions and applicable fraudulent transfer and fraudulent conveyance laws;

     (d) each condition to the Merger set forth in the Merger Agreement shall have been satisfied or waived (other than those conditions relating to the Split-Off and those that are designed to be satisfied after the Split-Off);

     (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Split-Off shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted) and all authorizations from Governmental Entities and other consents required for the consummation of the Split-Off shall have been obtained, including without limitation those listed in Schedules 3.02(c) and 3.02(d);

     (f) Westar shall be exempt from registration under the Investment Company Act of 1940;

     (g) Each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto and such Ancillary Agreements shall be in full force and effect; and

     (h) Westar shall have been released from any obligations under the split dollar life insurance policies described on Schedule 4.02 and any guarantee of the financial obligations of Westar Generating, Inc.

     Section 4.03. The Split-Off. Subject to the terms and conditions set forth in this Agreement, the Split-Off shall be effected as of the Split-Off Time in accordance with the Merger Agreement. Immediately prior to the Split-Off Time, Western shall deliver to the Split-off Agent, for the benefit of the Western Shareholders of record on the Spit-Off Record Date, a stock certificate or certificates, endorsed by Western in blank, representing all of the then outstanding shares of Westar Common Stock owned by Western. The Merger and Split-Off shall be effected such that the Merger Consideration (as defined in the Merger Agreement) and the Split-Off Consideration are payable only to the same Western Shareholders.

     Section 4.04. Fractional Shares. No certificates representing fractional shares of Westar Common Stock will be distributed in the Split-Off. The Split-Off Agent will be directed to determine the number of whole shares and fractional shares of Westar Common Stock allocable to each Western Shareholder of record as of the Split-Off Record Date. Upon the determination by the Split-Off Agent of such number of fractional shares, as soon as practicable after the Split-Off Date, the Split-Off Agent, acting on behalf of the holders thereof, shall sell such fractional shares for cash on the open market in each case at the then prevailing market prices and shall disburse to each holder entitled thereto, in lieu of any fractional share, without interest, that holder's ratable share of the proceeds of that sale, after making appropriate deductions of the amount required, if any, to be withheld for United States federal income Tax purposes.

                                   ARTICLE V
                        INDEMNIFICATION AND OTHER MATTERS

     Section 5.01. Westar Indemnification of Western Group.

     (a) Subject to Section 5.03, from and after the Split-Off Date, Westar shall indemnify, defend and hold harmless each member of the Western Group, their Affiliates (including, for the avoidance of doubt, Parent) and their respective officers, directors and employees (each, a "Western Indemnitee") from and against any and all Damages incurred or suffered by any Western Indemnitee arising out of (i) any and all Westar Group Liabilities other than those relating to Taxes, (ii) the breach by any member of the Westar Group of any obligation under this Agreement, and (iii) any Western Officer Loan Liability. Notwithstanding anything to the contrary contained in this Agreement, all indemnities relating to Taxes or a breach of any obligation under the Tax Disaffiliation Agreement shall be governed solely by the specific terms of the Tax Disaffiliation Agreement.

     (b) Subject to Section 5.03, from and after the Split-Off Date, Westar shall indemnify, defend and hold harmless each Western Indemnitee and each Person, if any, who controls any Western Indemnitee within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by any untrue statement or alleged untrue statement of a material fact contained in the Split-Off S-4 or Rights Offering S-1 or any amendment thereof or the Information Statement, Proxy Statement or Prospectus (in each case as amended or supplemented if Westar shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent such Damages were caused by information provided by any member of the Western Group specifically for inclusion therein.

     (c) Westar shall indemnify Western and Parent to the extent the Net Present Value (as defined below) of (x) any Gross-Up Payments, (y) any other incremental payments and benefits, net of any tax benefits to Western, Parent or any of their Affiliates, made, or to be made, by Western under the Employment Agreements to a covered employee (provided, however, that such incremental payments or benefits result from both a termination of employment and a change in control (as defined therein) occurring by reason of transactions contemplated by the Merger Agreement (excluding any payments attributable to stock options, restricted stock, restricted share units and other equity-based compensation)), and (z) any incremental payments or benefits, net of any tax benefits to Western, Parent or any of their Affiliates, that Western employees become entitled to receive under the Western Executive Salary Continuation Plan solely as a result of a change in control (as defined therein), exceeds (i) if there are Gross-Up Payments (or additional Tax is due by Western attributable to the loss of deduction under Section 280G of the Code for such payments), $80,000,000, and (ii) if there are no Gross-Up Payments (and no additional Tax is due by Western attributable to the loss of deduction under Section 280G of the Code for such payments), $55,000,000. For purposes of clarification, payments or benefits which were vested prior to the date of the change in control (as defined in the applicable agreement or plan) or which are earned after such date shall not be considered for purposes of this indemnification. For purposes of this provision, Net Present Value determined under subsection
(z) above, shall be the amount necessary to purchase single premium annuities from an insurance company with an A.M. Best rating of A+ or better to provide the incremental benefits described in said subsection (z), and under subsections
(x) and (y) above shall be (I) for any single-sum payment or benefit made within 90 days after the Effective Date, the actual amount of the payment or benefit, and (II) for any other payment or benefit, the amount determined using a discount rate of 120% of the applicable federal rate and other reasonable assumptions. Such Net Present Value shall initially be calculated (the "Employee Payments Calculation") by Western prior to, but as of, the Effective Time assuming (i) there will be no Gross-Up Payments (unless prior to the Effective Date Western, Westar and PNM mutually agree otherwise), and (ii) Western will receive a full tax benefit based on Western's top effective tax rates for Western's tax year in which the Effective Date occurs. The Employee Payments Calculation shall be delivered to Parent on or prior to the Cut-Off Date (as defined in the Merger Agreement) and shall have sufficient detail to enable Parent to ascertain whether or not such calculation was made in conformity with the provisions of this Agreement. The notice and dispute provisions of Section 3.2(b)(ii) of the Merger Agreement applicable to the Adjustment Calculation (as defined therein) shall also apply to the Employee Payments Calculation. If such Gross-Up Payments assumption is Finally Determined to not have been correct, the indemnification provided above shall be recalculated based on the corrected assumptions. If as a result of such recalculation, Westar's indemnification obligation under this Section 5.03(c) exceeds any prior amounts paid by Westar pursuant to this Section 5.03(c), Westar shall pay to Western such excess amount together with interest thereon at the rate of 120% of the applicable federal rate (in effect on the Effective Date) for the period beginning on the Effective Date and ending on the date such payment is made. The payment, if any, under the prior sentence shall be made within 30 days of the date Finally Determined.
     (d) Each of Western and Westar shall, and shall cause the other members of their respective Groups and their respective Affiliates to, use reasonable efforts in good faith (not extending, however, to any obligation to continue to employ any person or to continue any employment benefit or compensation beyond what the parties are otherwise obligated to do pursuant to this Agreement, the other Split-Off Documents or the Merger Agreement) to avoid the imposition of any Gross-Up Payments.

     Section 5.02. Western Indemnification of Westar Group.

     (a) Subject to Section 5.03, from and after the Split-Off Date, Western shall indemnify, defend and hold harmless each member of the Westar Group, their Affiliates and their respective officers, directors and employees (each, a "Westar Indemnitee") from and against any and all Damages incurred or suffered by any Westar Indemnitee arising out of (i) any and all Western Group Liabilities other than those relating to Taxes and (ii) the breach by any member of the Western Group of any obligation under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, all indemnities relating to Taxes or a breach of any obligation under the Tax Disaffiliation Agreement shall be governed solely by the specific terms of the Tax Disaffiliation Agreement).

     (b) Subject to Section 5.03, from and after the Split-Off Date, Western shall indemnify, defend and hold harmless each Westar Indemnitee and each Person, if any, who controls any Westar Indemnitee within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by any untrue statement or alleged untrue statement of a material fact contained in the Rights Offering S-1, the Split-Off S-4 or any amendment thereof or the Information Statement, Proxy Statement or Prospectus (in each case as amended or supplemented if Westar shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that those Damages are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that is furnished to Westar by Western or any of its Affiliates (other than any member of the Westar Group) specifically for use therein.

     (c) Except as provided in Section 5.01(c), Western shall indemnify each member of the Westar Group for any and all Liabilities related to (i) any Gross-Up Payments, (ii) any other payments made under the Employment Agreements and (iii) any payments or benefits under the Western Executive Salary Continuation Plan, including, without limitation any shareholder or other third party Claims.

     Section  5.03.  Insurance  and  Third  Party  Obligations;   Limitation  on
Liability.

     (a) Upon indemnification of an Indemnified Party (as defined below), the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against the insurer, to the extent permitted by any applicable Policy, or other third party (other than a third party which is a member of the same Group of which the Indemnified Party is a member) with respect to such indemnified amount. It is expressly agreed that no insurer or any other third party shall be
(i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any insured claims or any other claims to which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

     (b) Each party shall use all commercially reasonable efforts to mitigate its Damages and not to cause or worsen any Liability which would be a Liability of the other party. If an Indemnified Party shall receive any amount of insurance proceeds or any other amount from a third party in connection with a specific Liability giving rise to indemnification hereunder (i) at any time subsequent to the actual receipt of a payment in full indemnification of such Liability hereunder, then such Indemnified Party shall reimburse the Indemnifying Party for any such indemnification payment made up to the amount of such insurance proceeds or other amounts actually received or (ii) at any time prior to the receipt of any indemnification payment in respect of such Liability hereunder, then the indemnification to be paid under Section 5.01 or 5.02 shall be paid net of the amount of any such insurance proceeds or other amounts actually received. Notwithstanding this Section 5.03, (x) in no event shall any Indemnified Party be required (i) to take any action, or forebear from exercising any right, under the Merger Agreement or any Split-Off Document or
(ii) to take any action with respect to, make any demand under or claim any coverage in connection with, any Policy, and (y) nothing herein shall permit any Indemnifying Party to delay or refrain from making any payment to any Indemnified Party because of the availability or alleged availability of any Policy or insurance proceeds (provided that the foregoing shall not limit the subrogation rights of an Indemnifying Party under Section 5.03(a)).

     Section 5.04. Notice and Payment of Claims. If any Western Indemnitee or Westar Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under this
Article V (other than in connection with any Action subject to Section 5.05), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 calendar days after receipt of such notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects in writing to the claim for indemnification or the amount thereof.

     Section 5.05. Notice and Defense of Third-Party Claims.

     (a) Promptly (and in any event within 10 Business Days) following the earlier of (i) receipt of notice, whether by service of process or otherwise, of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 5.05 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to give notice.

     (b) Within 30 calendar days after receipt of notice from the Indemnified Party pursuant to Section 5.05(a), the Indemnifying Party may (by giving written notice thereof to the Indemnified Party) elect at its option to, and shall at the request of the Indemnified Party, assume the defense of any Third-Party Claim seeking monetary Damages at the Indemnifying Party's sole cost and expense unless the Indemnifying Party objects in writing to such indemnification claim (in which case the Indemnified Party may not require the Indemnifying Party to assume the defense and the Indemnifying Party shall only assume the defense with the consent of the Indemnified Party). During such 30-calendar day period, unless and until the Indemnifying Party assumes the defense of such a Third-Party Claim or objects in writing, the Indemnified Party shall take such action as it deems appropriate, acting in good faith, and at Indemnifying Party's expense in connection with such Third-Party Claim; provided, however, that the Indemnified Party shall not settle or compromise, or make any offer to settle or compromise, such Third-Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld); and provided further, that in the event that a Third Party Claim seeks injunctive or other non-monetary relief, the Indemnified Party shall be entitled to control the defense of the Third Party Claim at the cost and expense of the Indemnifying Party.

     (c) If the Indemnifying  Party assumes the defense of a Third-Party  Claim,
(w) it shall keep the Indemnified Party timely informed of all significant developments in connection therewith, (x) the defense shall be conducted by counsel retained by the Indemnifying Party (which counsel shall be reasonably satisfactory to the Indemnified Party), provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing, and if such Third Party Claim only seeks monetary Damages, such participation shall be at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third-Party Claim without the prior written consent of the Indemnified Party so long as such settlement or compromise includes an unconditional release of the Indemnified Party from all claims that are the subject of such Third-Party Claim, provided that the Indemnifying Party may not agree to any such settlement or compromise pursuant to which there is any finding or admission of any violation of Law or pursuant to which any remedy or relief (including but not limited to the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any Subsidiary or Affiliate thereof), other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld).

     (d) If the Indemnifying Party has not objected in writing to such indemnification claim, and, if at the end of the 30-calendar day period referred to in Section 5.05(b) the Indemnifying Party has not assumed the defense of such claim, or, if earlier, beginning at such time as the Indemnifying Party has declined in writing to assume the defense of a Third-Party Claim, (x) the Indemnified Party will take such steps as it deems appropriate to defend that Third-Party Claim and the defense shall be conducted by counsel retained by the Indemnified Party, provided that the Indemnifying Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnifying Party's sole cost and expense; and (y) the Indemnifying Party shall reimburse the Indemnified Party on a current basis (and in any event within 30-calendar days after the submission of invoices and bills by an Indemnified Party) for its expenses of investigation, attorneys' and expert witnesses' fees and other out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided, further, that the Indemnified Party shall not settle or compromise, or make any offer to settle or compromise, the Third-Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld).

     (e) The Indemnifying Party shall pay to (or at the direction of) the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 calendar days after such Third Party Claim has been Finally Determined, in the case of an indemnity claim as to which the Indemnifying Party has acknowledged liability or, in the case of any indemnity claim as to which the Indemnifying Party has not acknowledged liability, within 15 calendar days after such Indemnifying Party's liability, if any, hereunder has been Finally Determined.

     (f) Notwithstanding any other provision of this Agreement, Western acknowledges and agrees that following the Split-Off Time, Westar shall (solely at its own cost and expense) assume and continue the defense of all the Westar Litigation and that, as long as such settlement or compromise includes an unconditional release of all Western Indemnitees, Westar shall be permitted to settle or compromise such Actions without the consent of Western or any of its Affiliates, provided that Westar may not agree to any such settlement or compromise pursuant to which there is any finding or admission of any violation of Law or pursuant to which any remedy or relief (including but not limited to the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Western Indemnitees), other than monetary damages for which the Westar Group shall be responsible hereunder, shall be applied to or against any such Western Indemnitee, without the prior written consent of such Western Indemnitee (which shall not be unreasonably withheld); provided, further, that Westar shall use all commercially reasonable efforts to defend any Western Indemnitee and to cause any Western Indemnitee to be dismissed with prejudice as a party to any pending or future Westar Litigation and, to the extent any Western Indemnitee believes, in its reasonable judgment, that Westar has failed to diligently pursue such defense or dismissal, the Western Indemnitee shall be entitled (at its own cost and expense) to independently move for or otherwise pursue such defense or dismissal and to take such related actions as it may deem necessary or appropriate in connection therewith. Notwithstanding the foregoing, the parties may agree to allocate costs and expenses in any other manner pursuant to a settlement to which Western consents. Westar shall keep Western timely informed of all significant developments with respect to the Westar Litigation to which any Western Indemnitee is a party.

     (g) Subject to Article VII, each party shall cooperate, and cause their respective Representatives to cooperate, in the defense or prosecution of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

     Section 5.06.  Exclusivity of Remedies.  The remedies  provided for in this
Article V shall be the sole remedy for Damages incurred by an Indemnified Party under this Agreement; provided, if the indemnification provided for in this
Article V is unavailable to any Indemnified Party (x) on the grounds that such Indemnified Party was a former Affiliate of the Indemnifying Party or (y) on other public policy grounds, then the Indemnifying Party shall pay to the Indemnified Party's parent such amount that represents the diminution in value to such parent as a result of the Indemnifying Party's inability to so indemnify such Indemnified Party (provided that such amount shall not exceed the amount that would otherwise have been payable by the Indemnifying Party to such Indemnified Party in respect of such claim pursuant to this Article V).

                                   ARTICLE VI
                    EMPLOYEE MATTERS AND TRANSITION SERVICES

     Section 6.01. Employee Matters Generally. Prior to the Split-Off Date, the employees of Westar shall be eligible to participate in all applicable employee benefit plans on the same terms as provided by Western to its employees.

     Section 6.02. Shared Services Matters Generally. With respect to the provision of certain services by either Group to the other Group after the Separation Time, the parties hereto agree as set forth herein and in the Shared Services Agreement.

                                  ARTICLE VII
                              ACCESS TO INFORMATION

     Section 7.01. Provision of Corporate Records. Except as otherwise specifically set forth in this Agreement or any Ancillary Agreement, immediately prior to or as soon as practicable following the Split-Off Date, each Group shall provide to the other Group all documents, Contracts, books, records and data (including but not limited to minute books, stock registers, stock certificates and documents of title) in its possession relating primarily to the other Group or its business, assets and affairs (after giving effect to the transactions contemplated hereby); provided that if any such documents, Contracts, books, records or data relate to both Groups or the business and operations of both Groups, each such Group shall provide to the other Group true and complete copies of such documents, Contracts, books, records or data. Data stored in electronic form shall be provided in the format in which it existed at the Split-Off Date, except as otherwise specifically set forth in this Agreement or any Ancillary Agreement.

     Section 7.02. Access to Information. From and after the Split-Off Date and for a reasonable period of time after the Split-Off Date, each Group shall, afford promptly to the other Group and its accountants, counsel and other designated Representatives reasonable access during normal business hours to all documents, Contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (after giving effect to the transactions contemplated hereby) (other than data and information subject to (i) an attorney/client or other privilege that is not specifically subject to the provisions of this Article VII or (ii) in the case of access provisions in any joint defense arrangements between a member or members of one Group and a member or members of the other Group, the terms of the relevant joint defense agreement), insofar as such access is reasonably required by such other Group, including, without limitation, for audit, accounting, litigation, regulatory compliance and disclosure and reporting purposes.

     Section 7.03. Litigation Cooperation. From and after the Split-Off Date:

     (a) Each Group shall use all commercially reasonable efforts to make available to the other Group and its accountants, counsel, and other designated representatives, upon written request, its current and former directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any Action or threatened Action arising out of either Group's business and operations in which the requesting party may from time to time be involved.

     (b) Each party hereto shall promptly notify the other party hereto, upon its receipt or the receipt by any of its Affiliates, of a request or requirement (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar processes) which relates to the business and operations of the other party (a "Request") reasonably regarded as calling for the inspection or production of any documents or other information in its possession, custody or control, as received from any Person that is a party in any Action, or in the event the Person delivering the Request is not a party to such Action, as received from such Person. In addition to complying with the applicable provisions of Section 7.06, each party shall assert and maintain, or cause its Affiliates to assert and maintain, any applicable claim to privilege, immunity, confidentiality or protection in order to protect such documents and other information from disclosure, and shall seek to condition any disclosure which may be required on such protective terms as may be appropriate. No party may waive, undermine or fail to take any action necessary to preserve an applicable privilege without the prior written consent of the affected party hereto (or any affected Affiliate or Affiliates of any such party) except, in the opinion of such party's counsel, as required by law.

     (c) Each of Western, on its own behalf and on behalf of all members of the Western Group, and Westar, on its own behalf and on behalf of all members of the Westar Group, hereby waives any conflict which might preclude counsel currently representing Western, Westar or any of their respective Affiliates from representing Westar and/or any of its Affiliates following the Split-Off Date in connection with the Westar Litigation existing at the Merger Effective Time.

     (d) Western and Westar shall enter into such joint defense agreements, in customary form, as Western and Westar shall determine are advisable.

     Section 7.04. Reimbursement. Except to the extent that any member of one Group is obligated to indemnify any member of the other Group under Article V for that cost or expense, each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 7.01, 7.02 or 7.03 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses that may be incurred in providing such information, witnesses or cooperation.

     Section 7.05. Retention of Records. From and after the Split-Off Date, except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business and operations in accordance with the then general practice of such party with respect to information relating to its own business and operations but in any event for not less than seven years from the Separation Time. Notwithstanding the foregoing sentence, any party may destroy or otherwise dispose of any such information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 90 calendar days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of and the scheduled date for such destruction or disposal, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

     Section 7.06. Confidentiality. From and after the Split-Off Date, each party shall hold and shall cause its Affiliates and their respective directors, officers, employees, counsel, accountants, agents, consultants, advisors and other authorized representatives ("Representatives") to hold in strict confidence all documents and other information (other than any such documents and other information relating solely to the business or affairs of such party) concerning the other party and/or its Affiliates ("Confidential Information") unless such party is compelled to disclose such documents and/or other information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or the rules of any applicable stock exchange. Confidential Information shall not include such documents and/or other information which can be shown to have been (A) in the public domain through no fault of such party, (B) lawfully acquired after the Split-Off Date on a
non-confidential   basis  from  other  sources  or  (C)  acquired  or  developed independently  by  such  party  without  violating  this  Section  7.06  or  the
Confidentiality Agreements. Notwithstanding the foregoing, such party may disclose such Confidential Information to its Representatives so long as such Persons are informed by such party of the confidential nature of such Confidential Information and are directed by such party to treat such documents and/or other information confidentially. In the event that such party or any of its Representatives is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or other similar processes) to disclose any of the Confidential Information, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section 7.06. Such party shall exercise all commercially reasonable efforts necessary to preserve the confidentiality of the Confidential Information, including, but not limited to, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. If, in the absence of a protective order or other remedy or the absence of receipt of a waiver of the other party, such party or any of its Representatives is nonetheless legally compelled to disclose any of the Confidential Information, such party or such Representative may disclose only that portion of the Confidential Information which is legally required to be disclosed. Such party agrees to be responsible for any breach of this Section
7.06 by it and/or its Representatives.

     Section 7.07. Preservation of Privilege. The parties hereto recognize that as a consequence of the transactions contemplated by this Agreement or the
Merger Agreement or the Ancillary Agreements, the parties may have common interests in the defense of certain pending or threatened litigation which may necessitate the exchange between the parties or their counsel of documents or other information that is subject to the attorney-client privilege, the work product doctrine or other legally recognized privileges, protections or immunities from discovery. Each party agrees to take in addition to, and not in limitation of, its obligations under Section 7.03(b) all commercially reasonable efforts necessary to protect and maintain, and to cause its Affiliates to protect and maintain, any applicable claim to privilege, immunity, protection or confidentiality in order to protect such documents and other information from improper disclosure or use. In addition to, and not in limitation of, its obligations under Section 7.03(b) and without limiting the generality of the foregoing, and to the maximum extent permitted by law, none of the parties or their respective Affiliates may waive or undermine, or fail to defend in a commercially reasonable manner, any privilege or protection or take or fail to take any other commercially reasonable action (a) that could result in the disclosure of any common-interest or joint-defense materials to any Person that is neither a party to this Agreement nor an Affiliate of any such party or (b) that would have the effect of waiving or undermining such privilege or protection, in either case, without the prior written consent of the affected party and any affected Affiliate of such affected party.

     Section 7.08. Inapplicability of Article VII to Tax Matters. Notwithstanding anything to the contrary in this Article VII, this Article VII shall not apply with respect to documents, other information and/or other matters relating to Taxes, all of which shall be governed by the Tax Disaffiliation Agreement.

                                  ARTICLE VIII
                            CERTAIN OTHER AGREEMENTS

     Section 8.01. Use of Proceeds and Intercompany Matters.

     (a) Except as otherwise specifically set forth herein or in any of the Ancillary Agreements or in the Merger Agreement, effective as of the Split-Off Time, all intercompany accounts receivable and accounts payable relating to (i) any of the contracts and other arrangements specified in Section 5.1(u) of the Company Disclosure Letter and (ii) Western's tax sharing and allocation policy (Western Accounting Manual Section No. 6.90), (other than those governed by the Tax Disaffiliation Agreement) (i) that were not fully paid, satisfied or discharged upon or prior to the Separation Time (if earlier than the Split-Off
Time) or (ii) that arose or were incurred after the Separation Time and prior to the Split-Off Time shall be paid in full, in cash or other immediately available funds, by the party or parties owing such obligation on or prior to the Split-Off Time.

     (b) Except as otherwise contemplated hereby or as set forth on Schedule 8.01(b) or in any of the other Ancillary Agreements or in the Merger Agreement, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between any member of the Westar Group and any member of the Western Group will terminate on or prior to the Split-Off Time.

     Section 8.02. Trademarks; Trade Names.

     (a) On or prior to the Separation Time, Western and Westar will enter into the Trademark Assignment Agreement.

     (b) From and after the Split-Off Date, each member of the Western Group shall discontinue its use of the Westar name and logo and shall, as necessary, change the name of any Western Subsidiary that incorporates the Westar name; provided however, each member of the Western Group shall have a non-exclusive license to use the flying star logo described in Exhibit 1.01(b) (i) with respect to materials and supplies, until such materials and supplies are consumed in the ordinary course of business and (ii) with respect to each piece of equipment, building or other physical asset, until such asset is replaced or repainted in the ordinary course of business, and such logo shall not be used by any member of the Western Group for any purpose for which it is not currently used. From and after the Split-Off Date, each member of the Starco group will discontinue its use of the Western Resources name and logo and shall, as necessary, change the name of any Starco Subsidiary that incorporates the Western Resources name.

     Section 8.03. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents or approvals are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be materially and unreasonably burdensome to the party, its Group or its Group's business. The parties agree to enter into and execute such additional Split-Off Documents as may be reasonably necessary, proper or advisable to effect the transactions contemplated by this Agreement or the Ancillary Agreements, provided, however, that such additional Split-Off Documents shall not diminish any of the rights granted or increase any of the Liabilities assumed under this Agreement or the Ancillary Agreements.

     Section 8.04. Third Party Beneficiaries. Parent shall be a third party beneficiary of this Agreement. Except as contemplated in the preceding sentence, nothing contained in this Agreement is intended to confer upon any Person or entity other than the parties hereto, Parent, and their respective successors and permitted assigns any benefit, right or remedies under or by reason of this Agreement, except that the provisions of Article V shall inure to the benefit of the Westar Indemnitees and the Western Indemnitees.

     Section 8.05. Intellectual Property Rights and Licenses. Western shall take all action necessary prior to the Split-Off Time to permit members of the Westar Group to use the software set forth on Schedule 8.05 in the same manner as such software is being used by members of the Westar Group for the term of the Shared Services Agreement. Except as otherwise specifically set forth in this Agreement or in any of the other Ancillary Agreements, neither Group shall have any right or license in or to any technology, software, Intellectual Property Right or other proprietary right owned, licensed or held for use by the other Group.

     Section 8.06. Insurance Claims. At the Split-Off Time, Western shall assign to Westar all rights to payments for claims related to the Westar Business and covered by the Group Policies insofar as such payments relate to claims based on occurrences prior to the Split-Off Time. Without the prior written consent of Westar, both prior to and after the Split-Off Time, Western will take no action that could adversely affect the coverage provided by the Group Policies nor will Western fail to act with knowledge that such failure could adversely affect the coverage provided by the Group Policies. Westar shall be responsible for acquiring such insurance coverage as it deems necessary for periods after the Split-Off Time.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.01. Notices. All notices and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be deemed given when received addressed as follows:

     If to Western to:

          Western, Inc.
          818 South Kansas Avenue
          Topeka, Kansas 66612
          Telecopy    (785) 575-1936
          Attention:  General Counsel

     With copies to:

          LeBoeuf, Lamb, Greene & MacRae
          125 West 55th Street
          New York, New York 10019
          Telecopy:   (212) 424-8500
          Attention:  William S. Lamb, Esq. and Benjamin G. Clark, Esq.

     If to PNM, to:

          Public Service Company of New Mexico
          Alvarado Square
          Albuquerque, New Mexico 87158
          Telecopy:   (505) 241-2368
          Attention:  Chief Financial Officer

     With a copy to:

          Winthrop, Stimson, Putnam & Roberts
          One Battery Park Plaza
          Attention:  Timothy Michael Toy, Esq.
                      Stephen R. Rusmisel, Esq.
          Telecopy:   (212) 858-1500

     If to Westar, to:

          Westar
          818 South Kansas Avenue
          Topeka, Kansas  66612
          Telecopy:   (785) 575-1936
          Attention:  President

     With a copy to:

          LeBoeuf, Lamb, Greene & MacRae
          125 West 55th Street
          New York, New York 10019
          Telecopy:   (212) 424-8500
          Attention:  William S. Lamb, Esq. and
                      Benjamin G. Clark, Esq.

     Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

     Section 9.02. Amendments; No Waivers.

     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Western and Westar, or in the case of a waiver, by the party against whom the waiver is to be effective. In addition, unless the Merger Agreement shall have been terminated in accordance with its terms, any such amendment or waiver that is adverse in interest to any member of the Western Group shall be subject to the written consent of Parent.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses.

     (a) All costs and expenses incurred by Western or Westar in connection with the consummation of the Rights Offering (including the fees and expenses of all counsel, accountants and financial and other advisors of both Groups in connection therewith, and all expenses in connection with preparation, filing printing and mailing of the prospectus used in the Rights Offering, the Rights Offering S-1 and any filing necessary to register the Westar Common Stock under the Exchange Act) shall be netted against the proceeds of the Rights Offering, and all costs and expenses incurred by Western or Westar in connection with the preparation execution and delivery of the Ancillary Agreements and the consummation of the Split-Off and the other transactions contemplated hereby and therein (including the fees and expenses of all counsel, accountants and financial and other advisors of both Groups in connection therewith, and all expenses in connection with preparation, filing printing and mailing of the Split-Off S-4 the Information Statement and the Proxy Statement) shall be paid by Western.

     (b) Each reference in this Agreement to expenses, fees and out-of-pocket costs shall mean such expenses, fees and out-of-pocket costs as the party incurring such expenses, fees or out-of-pocket costs would reasonably incur in connection with its own business under circumstances where such expenses, fees and out-of-pocket costs are not subject to reimbursement.

     Section 9.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, and unless the Merger Agreement shall have been terminated in accordance with its terms, any such assignment shall require the written consent of Parent. If any party or any of its successors or assigns
(i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under each of the Split-Off Documents.

     Section 9.05. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts to be performed wholly in such State.

     Section 9.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

     Section 9.07. Entire Agreement. This Agreement, the Merger Agreement, the Confidentiality Agreements and the other Split-Off Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Confidentiality Agreements, the Merger Agreement or the other Split-Off Documents has been made or relied upon by any party hereto. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Ancillary Agreement, the provisions of such other Ancillary Agreement shall prevail.

     Section 9.08. Tax Disaffiliation Agreement; Set-Off; Payment of After-Tax Amounts; Certain Transfer Taxes.

     (a) Except as otherwise specifically provided herein and not inconsistent with the Tax Disaffiliation Agreement, this Agreement shall not govern any Tax matters, and any and all claims, losses, damages, demands, costs, expenses or liabilities relating to Taxes shall be exclusively governed by the Tax Disaffiliation Agreement.

     (b) If Western, Westar or any of their respective post-Separation Affiliates makes a payment pursuant to Section 5.01 or 5.02 of this Agreement, then (i) to the extent not already taken into account pursuant to the terms of this Agreement, such payment shall be reduced as provided in Section 5(f) of the Tax Disaffiliation Agreement if such payment gives rise to any Tax Asset (as such term is defined in the Tax Disaffiliation Agreement), and (ii) such Person shall also pay the recipient of such payment the related After-Tax Amount (as defined in the Tax Disaffiliation Agreement). This Section 9.08(b) shall be interpreted in accordance with the principles set forth in the Tax
Disaffiliation Agreement and shall be subject to the dispute resolution provisions contained in Section 15 of the Tax Disaffiliation Agreement.

     (c) Except as otherwise provided in the Tax Disaffiliation Agreement, all transfer, documentary, sales, use, stamp and registration taxes and fees (including any penalties and interest) incurred in connection with any of the transactions described in Article II of this Agreement shall be borne and paid 50% by Western and 50% by Westar. The party that is required by applicable law to file any Return (as defined in the Tax Disaffiliation Agreement) or make any payment with respect to any of those taxes shall do so, and the other party shall cooperate with respect to that filing or payment as necessary. If Westar is required to make any payment, Western shall reimburse Westar in accordance with this Section 9.08, as appropriate, within 5 Business Days after it receives notice of the payment of those taxes. If Western is required to make any payment, Westar shall reimburse Western in accordance with this Section 9.08(c), as appropriate, within 5 Business Days after it receives notice of the payment of those taxes. This Section 9.08(c) shall be interpreted in accordance with the principles set forth in the Tax Disaffiliation Agreement and shall be subject to the dispute resolution provisions contained in Section 15 of the Tax Disaffiliation Agreement.

     Section 9.09. Jurisdiction. Except as otherwise expressly provided in this Agreement, any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any U.S. federal or state court sitting in Kansas, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

     Section 9.10. Pre-Litigation Dispute Resolution. Prior to the bringing of any Action against the other, senior officers of Western and Westar shall confer, consult and in good faith attempt for a period of 30 calendar days to resolve any dispute between such parties relating to this Agreement or any of the Ancillary Agreements (other than the Tax Disaffiliation Agreement) without resort to legal remedies; provided that nothing in this Section 9.10 shall prohibit any party hereto or its Affiliates from bringing any Action if such party determines that any delay could reasonably be expected to prejudice such party's rights owing to any applicable statute of limitations or similar legal or equitable bar.

     Section 9.11. Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

     Section 9.12. Survival. All covenants and agreements of the parties contained in this Agreement and the Confidentiality Agreements shall survive the Split-Off Date indefinitely, unless a specific survival or other applicable period is expressly set forth therein.

     Section 9.13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 9.14. Specific Performance. Each party to this Agreement acknowledges and agrees that monetary damages for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and irreparable harm would occur. In recognition of this fact, each party agrees that, if there is a breach or threatened breach, in addition to any monetary damages, the other nonbreaching party to this Agreement, without posting any bond, shall be
entitled  to  seek  and  obtain   equitable  relief  in  the  form  of  specific
performance, temporary restraining order, temporary or permanent injunction, attachment, or any other equitable remedy which may then be available to obligate the breaching party (i) to perform its obligations under this Agreement or (ii) if the breaching party is unable, for whatever reason, to perform those obligations, to take any other actions as are necessary, advisable or appropriate to give the other party to this Agreement the economic effect which comes as close as possible to the performance of those obligations (including, but not limited to, transferring, or granting liens on, the assets of the breaching party to secure the performance by the breaching party of those obligations).


     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                    WESTERN RESOURCES, INC.



                                    By: /s/ David C. Wittig
                                        ----------------------------------------
                                            David C. Wittig
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                    WESTAR INDUSTRIES, INC.



                                    By: /s/ Paul R. Geist
                                        ----------------------------------------
                                            Paul R. Geist
                                            President